Exhibit 10.1

STOCK ISSUANCE AGREEMENT

This STOCK ISSUANCE AGREEMENT (this “Agreement”) is made and entered into as of November 16, 2011, by and between Trilogy Capital Partners, Inc. (“Trilogy”) and Liberator, Inc., a Florida corporation (“LUVU” or the “Company”), with reference to the following facts:

A.                 Trilogy and the Company have concurrently herewith entered into that certain Letter of Engagement (the “LOE”) pursuant to which the Company has engaged Trilogy to provide investor relations services.

B.                 This constitutes the Stock Issuance Agreement contemplated by the LOE.

NOW, THEREFORE, with reference to the foregoing facts, Trilogy and the Company agree as follows:

1. Issuance of Shares.

As a material inducement to Trilogy to enter into the LOE, the Company shall issue to Trilogy Six Hundred Fifty Thousand (650,000) shares of restricted common stock of the Company (the “Shares”). The Shares shall be issued in five tranches on the following dates: Two Hundred Fifty Thousand (250,000) of the Shares shall be issued on execution of the LOE; One Hundred Thousand (100,000) of the Shares on January 1, 2012; One Hundred Thousand (100,000) of the Shares on February 1, 2012; One Hundred Thousand (100,000) of the Shares on March 1, 2012 and One Hundred Thousand (100,000) of the Shares on April 1, 2012. The Shares shall be delivered within three weeks of the contract dates.

2.                  Representations and Warranties of the Company

The Company represents and warrants to Trilogy as follows:

2.1              The Company is a corporation duly organized, validly existing and in good standing under the laws of the state referenced in the first paragraph of this Agreement and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

2.2              This Agreement and the LOE have been duly authorized by all necessary corporate action and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

2.3              The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.4              All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of the Company to issue the Shares have been obtained.

3.                  Representations, Warranties and Agreements of Trilogy

Trilogy represents and warrants to, and agrees with, the Company as follows:

3.1              Trilogy is acquiring the Shares for its own account, for investment purposes only and not with a view to distribution in violation of the Securities Act of 1933, as amended (the “Securities Act”).

3.2              Trilogy understands that an investment in the Shares involves a high degree of risk, and Trilogy has the financial ability to bear the economic risk of this investment in the Shares, including a complete loss of such investment.

3.3              Trilogy has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and in protecting its own interest in connection with this transaction.

3.4              Trilogy understands that the issuance of the Shares to Trilogy has not been registered under the Securities Act. Trilogy is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer of the Shares may result in Trilogy being required to hold the Shares for an indefinite period of time unless the transfer by the undersigned is registered under the Securities Act.

3.5              Trilogy agrees that each certificate evidencing the Shares will bear the following legend (or a legend substantially similar to the following):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

4.                  Miscellaneous

4.1              Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

4.2              Attorneys Fees. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys’ fees to be fixed by the court.

4.3              Governing Law. This Agreement is made and entered into at New York City, N.Y., and shall be governed by New York law without giving effect to the principles of conflicts of law thereof. The invalidity of any provision shall not affect the remaining provisions. The parties hereby consent to the exclusive jurisdiction, venue and forum of any state or federal court in New York City, N.Y. with respect to any action, which, in whole or in part, in any manner arises under or relates to this Agreement.

4.4              Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.5              Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

4.6              Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.7              Assignment. The registration rights under Section 4 of this Agreement may be assigned to any purchaser of any of the Shares, whereupon such purchaser shall have all of the rights of Trilogy with respect to the purchased Shares and shall be subject to all of the obligations of Trilogy with respect to any registration.

IN WITNESS WHEREOF, the Company and Trilogy have executed this Agreement as of the day and year first above written.

LIBERATOR, INC.

2745 Bankers Industrial Drive

Atlanta, GA 30360

By: /s/ Louis S Friedman

Its: President and CEO

TRILOGY CAPITAL PARTNERS, INC.

2625 Townsgate Road, Suite 330

Westlake Village, CA 91361

By: /s/ A. J. Cervantes

Its: CEO